Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Resources Group, Ltd.(the "Company") on Form 10-KSB for the period ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard Dunning, President and Acting Chief Financial Officer (principal financial officer) of the Company, certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge and belief:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 18, 2008                      By: /s/ Richard Dunning
                                                  ------------------------------
                                                  Chief Executive Officer and
                                                  Acting Chief Financial Officer
                                                  Online Gaming Systems, Ltd.